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PRICING SUPPLEMENT NO. 174 DATED                           Filed Pursuant to
December 21, 1995 TO PROSPECTUS DATED                      Rule 424(b)(5)
March 29, 1994 AS AMENDED BY PROSPECTUS                    File No. 33-51877
DATED October 14, 1995


                             CMS ENERGY CORPORATION

       General Term Notes (servicemark of J.W. Korth & Company), Series A
                   Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated October 14, 1995.

Aggregate Principal Amount:                   $302,000.00
Original Issue Date (Settlement Date)         December 27, 1995
Stated Maturity Date:                         December 15, 1998
Issue Price to Public:                        100.00% of Principal Amount
Interest Rate:                                6.375% Per Annum
Interest Payment Dates:                       June 15 and December 15 and
                                              semi-annually thereafter
                                              Commencing June 15, 1996
Survivor's Option:                            [ X ] Yes    [   ] No
Optional Redemption:                          [   ] Yes    [ X ] No

       Agent                                  Principal Amount of Notes
                                               Solicited by Each Agent
Prudential Securities Incorporated            $234,000.00
EVEREN Securities, Inc.                       $ 20,000.00
First of Michigan Corporation                 $ 17,000.00
Roney & Co.                                   $      0.00
J.W. Korth & Company                          $ 31,000.00
       Total                                  $302,000.00


                                                Per Note
                                              Sold by Agents
                                               To Public           Total

Issue Price:                                  $1,000.00          $302,000.00
Agent's Discount or Commission:               $    5.00          $  1,510.00
Maximum Dealer's Discount or
  Selling Concession:                         $    8.00          $  2,416.00
Proceeds to the Company:                      $  987.00          $298,074.00

CUSIP Number:   12589QHL3
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